UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On July 16, 2014, Blue Hills Bancorp, Inc. (the “Company”), a Maryland corporation and the proposed holding company for Blue Hills Bank (the “Bank”), announced that it has received all required regulatory approvals and intends to close the mutual-to-stock conversion of Hyde Park Bancorp, MHC (the “MHC”) and the stock offering of the Company on July 21, 2014. The shares of common stock sold in the offering are expected to begin trading on the Nasdaq Global Select Market on July 22, 2014 under the ticker symbol “BHBK".
The Company also announced that it intends to sell 27,772,500 shares of common stock, representing the adjusted maximum of the offering range, at $10.00 per share, for gross offering proceeds of $277,725,000, including the sale of 2,277,345 shares to the employee stock ownership plan. Additionally, 694,313 shares and $57,000 in cash will be contributed to the Blue Hills Bank Foundation. The offering was oversubscribed in the first category of the subscription offering by eligible account holders as of February 28, 2013. Accordingly, eligible account holders will have valid orders filled in accordance with the allocation procedures described in the prospectus and as set forth in the MHC’s Plan of Conversion.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated July 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: July 16, 2014	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer